Exhibit 99.1

BankMobile to Attend the 2nd Annual Needham Virtual FinTech & Digital Transformation 1x1 Conference

NEW YORK CITY, Aug. 18, 2020 (GLOBE NEWSWIRE) -- Megalith Financial Acquisition Corp. ("MFAC") (NYSE: MFAC, MFAC.U, MFAC WS), a special purpose acquisition company, announced today that BankMobile Technologies, Inc ("BankMobile" or the "Company"), with which MFAC has signed a definitive Business Combination Agreement, will attend the 2nd Annual Needham Virtual FinTech & Digital Transformation 1x1 Conference on Wednesday, August 19th, 2020. Attending from BankMobile are Co-founder and CEO Luvleen Sidhu and CFO Bob Ramsey, along with A.J. Dunklau, CEO of MFAC.  The presentation for such meetings is available and posted on the MFAC website at https://www.megalithfinancial.com/investor-relations

The 2nd annual Needham FinTech & Digital Transformation 1x1 conference, which will be conducted virtually, will feature 25 public and private companies covering areas such as payments, FinTech, BaaS, digital transformation, and IT services/BPO.

About Megalith Financial Acquisition Corp.

Megalith Financial Acquisition Corp. is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, with a focus on the fintech or financial services industries.  MFAC consummated its initial public offering on the NYSE in August 2018 and is listed under the symbol “MFAC”. More information can be found on its website at http://www.megalithfinancial.com

About BankMobile

Established in 2015, BankMobile Technologies is a division of Customers Bank and is among the largest mobile-first banking platforms in the U.S., offering checking and savings accounts, personal loans and credit cards. BankMobile, named the “Most Innovative Bank” by LendIt Fintech in 2019, provides an alternative banking experience to the traditional model. It is focused on technology, innovation, easy-to-use products and education with the mission of being “customer-obsessed” and creating “customers for life.” BankMobile employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the company to acquire customers at higher volumes and substantially lower expense than traditional banks. Its efficient operating model enables it to provide low-cost banking services to low/middle-income Americans who have been left behind by the high-fee model of “traditional” banks. Today, BankMobile Technologies provides its BaaS platform to colleges and universities and currently serves over two million account-holders at 722 campuses (covering one out of every three students in the U.S.).  BankMobile Technologies is operating as the digital banking division of Customers Bank, which is a Federal Reserve regulated and FDIC-insured commercial bank. BankMobile is a technology company and is not a bank and does not provide banking services. For more information, please visit: www.bankmobile.com.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “target,” “project,” “predict,” “intend,” “plan” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include estimated financial information, including forward-looking statements with respect to revenues and earnings, as well as forward-looking statements with respect to performance, strategies, prospects and other aspects of the businesses of MFAC, Customers Bancorp (“CUBI”), Customers Bank and BankMobile, or the combined Company following completion of the proposed Transactions, which are based on current expectations that are subject to risks and uncertainties and are not predictions of actual performance. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed Transactions; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of MFAC, any required regulatory approvals, or other conditions to closing in the Merger Agreement; (3) MFAC’s inability to meet the minimum cash requirements of the Merger Agreement due to a failure to complete the equity private placement or the amount of cash available following any redemptions by MFAC’s public stockholders; (4) the ability to meet NYSE listing standards following the consummation of the Transactions; (5) the risk that the proposed transaction disrupts current plans and operations of BankMobile as a result of the announcement and consummation of the Transactions; (6) the ability of CUBI and Customers Bank to recognize the anticipated benefits of the proposed Transactions, which may be affected by, among other things, competition, the ability of management to operate the combined Company as a stand-alone public company, the ability of the combined Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, and the costs involved in CUBI and Customers Bank continuing to provide certain services to the combined Company; (7) costs related to the proposed Transactions; (8) changes in applicable laws or regulations; (9) the possibility that the combined Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by MFAC or CUBI.  Readers are cautioned that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on the current beliefs and assumptions by management of each of MFAC, CUBI, Customers Bank and BMT as of the date hereof and speak only as of the date they are made.  Each of MFAC, CUBI, Customers Bank and BMT disclaims any obligation to update any forward-looking statement whether written or oral, except as may be required under applicable law.

For a more complete discussion of the assumptions, risks and uncertainties with respect to CUBI, you are encouraged to review the filings CUBI makes with the SEC, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in those Form 10-K and Form 10-Q filings, if any.  For a more complete discussion of the assumptions, risks and uncertainties with respect to MFAC, you are encouraged to review the filings MFAC makes with the SEC, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in those Form 10-K and Form 10-Q filings, if any.

Disclaimer

This release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

Megalith Financial Acquisition Corp.
A.J. Dunklau
Chief Executive Officer
aj@megalithfinancial.com

BankMobile
Bob Ramsey
Chief Financial Officer
rramsey@bankmobile.com